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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Form S-3 No. 33-63721) and related Prospectus of American Shared Hospital Services for the registration of 1,632,300 shares of its common stock and to the incorporation by reference therein of our report dated March 6, 1997, with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

April 2, 1997
Walnut Creek, California